Calculation of Filing Fee Tables
S-8
Life360, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	3,967,955	$ 51.90	$ 205,936,864.50	0.0001381	$ 28,439.88
Total Offering Amounts:						$ 205,936,864.50		$ 28,439.88
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 28,439.88
Offering Note
[1]	(a) Life360, Inc., a Delaware corporation (the "Registrant"), is registering 3,967,955 shares of common stock, par value $0.001 per share (the "Common Stock"), that may be issued under the Life360, Inc. Amended and Restated 2011 Stock Plan (the "Plan"). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover such additional and indeterminate number of shares of Registrant's Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (b) The offering price per unit and in the aggregate are estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $51.90 per share, the average of the high and low prices of the Registrant's Common Stock on February 27, 2026 as reported on the Nasdaq Global Select Market. (c) Represents shares of the Registrant's Common Stock that were added for issuance under the Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A